Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated July 23, 2020, relating to the balance sheet of Dragoneer Growth Opportunities Corp. as of July 10, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 3, 2020 (inception) through July 10, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

 /s/ WithumSmith+Brown, PC

New York, New York
August 11, 2020